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                                                                    Exhibit 23.3


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

March 12, 2002


Dear Sir/Madam:

We have read the first paragraph under change in accountants to be included in Amendment No. 1 to the Form SB-2 Registration Statement of NewsMax Media, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements regarding our firm contained therein.

Very truly yours,





/s/ ARTHUR ANDERSEN LLP
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    ARTHUR ANDERSEN LLP